UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2014

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Express Scripts Holding Company (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the Company’s principal executive offices on Wednesday, May 7, 2014. Of the 775,512,376 shares outstanding and entitled to vote, 674,226,672 shares were represented at the meeting, or an 86.94% quorum. The results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1. Election of Directors. All of the nominees nominated by the Board of Directors for director were elected to serve until the next Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Gary G. Benanav	578,127,774	19,869,735	887,278	75,341,885
Maura C. Breen	585,587,102	12,439,313	858,372	75,341,885
William J. DeLaney	585,703,554	12,300,233	881,000	75,341,885
Nicholas J. LaHowchic	586,240,369	11,732,553	911,865	75,341,885
Thomas P. Mac Mahon	576,082,661	21,922,145	879,981	75,341,885
Frank Mergenthaler	589,941,369	8,053,700	889,718	75,341,885
Woodrow A. Myers, Jr., M.D.	586,357,095	11,649,709	877,983	75,341,885
John O. Parker, Jr.	582,180,285	15,813,580	890,922	75,341,885
George Paz	575,070,019	20,933,409	2,881,359	75,341,885
William L. Roper, M.D., MPH	589,781,863	8,227,246	875,678	75,341,885
Seymour Sternberg	577,183,666	20,812,222	888,899	75,341,885

Proposal 2. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2014 was ratified by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN
664,320,278	8,996,128	910,266

Proposal 3. The stockholders approved, on a non-binding basis, executive compensation, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
579,082,880	16,308,583	3,493,324	75,341,885

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: May 8, 2014	By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President and General Counsel